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                                                                      Exhibit 11



Computation of Weighted Average Shares Outstanding and Earnings Per Share

Shares Outstanding End of Month - 1st Quarter

                                                                      2000
                                                                  -----------
                     January                                       3,997,198
                     February                                      3,993,708
                     March                                         3,983,155
                                                                  -----------
                                                                  11,974,061

                     Divided by:                                   3 months
                                                                  -----------

                                                                   3,991,354
                                                                  ===========

                     Net Income                                    1,601,694
                                                                  ===========

                     Net Income Per Share - Basic                     $ 0.40